Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Earthstone Energy, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2010 to be filed with the Securities and Exchange Commission on August 13, 2010 (the “Report”), I, Joseph Young, as Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

August 13, 2010

By: /s/ Joseph Young

Joseph Young
Princpal Accounting Officer